Exhibit 99

Investor Contact:	Media Contact:
Richard E. Fish	Lee A. Kimball
Chief Financial Officer	Vice President, Marketing
256-382-3827	919-863-7149
richard.fish@itcdeltacom.com	lee.kimball@itcdeltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM REPORTS FOURTH QUARTER AND FULL-YEAR 2005 RESULTS

Successful Completion of $239 Million Refinancing

and Focus on Core Business Highlight 2005 Results

Huntsville, Ala.—(March 24, 2006)—ITC^DeltaCom, Inc. (NASDAQ/NMS: ITCD), a leading provider of integrated communications services to customers in the southeastern United States, today reported its operating and financial results for the quarter and full year ended December 31, 2005.

For the quarter ended December 31, 2005, ITC^DeltaCom reported total operating revenues of $120.5 million, a net loss of $32.0 million, and a net loss before interest, taxes, depreciation and amortization (EBITDA)* of $5.5 million. For the full 2005 fiscal year, ITC^DeltaCom reported total operating revenues of $520.4 million, a net loss of $50.8 million, and EBITDA of $41.8 million.

“ITC^DeltaCom’s 2005 financial results were negatively affected by a number of challenges,” said Richard E. Fish, Executive Vice President and Chief Financial Officer. “They included churn and price deflation in our long-distance business, continuing price deflation in our wholesale business, and low sales productivity and high customer churn in our integrated communications services business in the beginning of 2005.”

Mr. Fish added that, “During 2005, we devoted significant efforts to addressing the liquidity issues the Company faced at the end of 2004, as well as to intensifying our efforts to increase the revenues and operating profitability of our local integrated communications services.”

As of December 31, 2005, ITC^DeltaCom’s liquidity position was significantly improved from the beginning of 2005, reflecting the Company’s successful refinancing and increased emphasis on improving its cash flows. As of December 31, 2005, the Company’s unrestricted cash balances increased to $69.4 million from $16.6 million at December 31, 2004. Among the steps it took during 2005 to enhance its financial condition, ITC^DeltaCom:

•	Completed the refinancing of its secured indebtedness on July 26, 2005, raising approximately $239 million from an investor group led by Tennenbaum Capital Partners, LLC., of which $30 million of new funding was made available for general corporate purposes, and obtaining a deferral of all principal payments on the Company’s secured indebtedness until its maturity in 2009;

*	EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. For a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “EBITDA Reconciliation.”

•	Refocused its business on services integral to its network operations through the sale of non-core assets, including its e^deltacom data center in Suwannee, Georgia for $25.8 million, and the discontinuance of some non-core lines of business, including its satellite capacity services and its GrapeVine offering of local services to residential customers;

•	Implemented procedures for a more disciplined approach to managing working capital and capital expenditures.

As part of its efforts during 2005 to increase local integrated communications services revenues and improve operating profitability, ITC^DeltaCom:

•	Demonstrated strong quarter-over-quarter growth in its core, facilities-based voice lines for all quarters during the year, resulting in a 17% increase in those lines from December 31, 2004, to December 31, 2005, and increasing those lines as a percentage of total retail business lines from 56% to 68% in the same period;

•	Reduced monthly churn in its facilities-based voice lines to 1.2% per month as of December 31, 2005 through intensified customer care efforts;

•	Increased the percentage of total integrated communications services revenues it derives from monthly recurring service charges from 73% for the fourth quarter of 2004 to 77% for the fourth quarter of 2005;

•	Updated and broadened its service offerings to include Simpli-Business 1.0, combining the strength of NEC’s customer premise equipment with the power of ITC^DeltaCom’s integrated T-1 solution. Simpli-Business is supported by a unique service model and succession plan that creates value innovation for our target market today and delivers differentiation for the future;

•	Improved its level of total selling, general and administrative (SG&A) expenditures from $55.1 million for the fourth quarter of 2004 to $45.4 million for the fourth quarter of 2005, while also increasing its locally based commissioned retail sales force by approximately 100 personnel.

“In 2005, we put a number of financial and operational challenges behind us,” said Randall E. Curran, ITC^DeltaCom’s Chief Executive Officer. “We’re excited about our new marketing initiatives and look forward to making solid progress in 2006.”

Additional information about ITC^DeltaCom’s business and operating results is contained in the Company’s Annual Report on Form 10-K for fiscal year 2005 filed with the Securities and Exchange Commission.

ABOUT ITC^DELTACOM

ITC^DeltaCom, headquartered in Huntsville, Alabama, provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and consumers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 14,500 route miles, including more than 11,000 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, broadband data communications, Internet connectivity, and customer premise equipment to end-user customers. ITC^DeltaCom is one of the largest competitive telecommunications providers in its primary eight-state region. ITC^DeltaCom has interconnection agreements with BellSouth, Verizon, SBC, CenturyTel and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier (CLEC) in Arkansas, Texas, Virginia and all nine BellSouth states. For more information about ITC^DeltaCom, visit ITC^DeltaCom’s Web site at http://www.itcdeltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and in the Company’s subsequent SEC reports, include the Company’s dependence on new product development, rapid technological and market change, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer attrition, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

ITC^DeltaCom, Inc.

Financial Highlights

	Year Ended December 31,
	2005	2004
OPERATING REVENUES:
Integrated communications services	$414,969	$467,629
Wholesale services	85,232	96,449
Equipment sales and related services	20,200	19,549

TOTAL OPERATING REVENUES	520,401	583,627

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	268,123	290,923
Selling, operations and administration	195,496	221,922
Depreciation and amortization	53,187	87,108
Merger-related expenses	135	4,828
Asset impairment loss	13,373	203,971

Total operating expenses	530,314	808,752

OPERATING LOSS	(9,913)	(225,125)

OTHER (EXPENSE) INCOME:
Interest expense, net of amounts capitalized	(40,508)	(21,309)
Interest income	1,057	430
Debt issuance cost write-off	(3,948)	—
Other income (expense)	2,463	(1,224)

Total other expense, net	(40,936)	(22,103)

LOSS BEFORE INCOME TAXES	(50,849)	(247,228)
INCOME TAXES	—	—

NET LOSS	(50,849)	(247,228)
PREFERRED STOCK DIVIDENDS AND ACCRETION	(6,957)	(9,345)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(57,806)	$(256,573)

BASIC AND DILUTED NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS	$(3.11)	$(14.72)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	18,598,549	17,426,546

ITC^DeltaCom, Inc.

Quarterly Highlights

(Unaudited)

	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004
Integrated communications services revenues:
Long distance	$18,028	$20,274	$20,915	$22,270	$22,469
Business local, data and internet	76,734	78,183	81,347	82,000	81,675
Residential local	575	1,763	2,109	2,266	3,477
Colocation and managed services	—	2,318	3,192	2,995	2,781
Satellite capacity	—	—	—	—	1,307

Total integrated communications services revenues	95,337	102,538	107,563	109,531	111,709
Equipment sales and related services revenues	4,403	4,942	5,240	5,615	5,340
Wholesale services revenues:
Broadband transport	15,094	14,934	14,622	15,345	15,319
Local interconnection	2,099	2,311	2,718	2,592	3,327
Directory assistance and operator services	2,512	2,422	2,388	2,329	2,378
Other	1,052	1,342	1,587	1,885	1,773

Total wholesale services revenues	20,757	21,009	21,315	22,151	22,797

Total operating revenues	120,497	128,489	134,118	137,297	139,846

COSTS AND EXPENSES:
Cost of services	67,846	63,432	66,003	70,842	72,218
Selling, operations and administration	45,408	50,132	48,247	51,710	55,068
Depreciation and amortization	13,707	13,329	13,198	12,952	23,238
Merger-related expenses	—	—	—	135	3,939
Asset impairment loss	12,773	600	—	—	203,971

Total operating expenses	139,734	127,493	127,448	135,639	358,434

OPERATING INCOME (LOSS)	$(19,237)	$996	$6,670	$1,658	$(218,588)

Retail business lines in service:
UNE-T and UNE lines(1)	250,242	241,120	226,747	215,536	213,123
Increase from previous quarter	3.8%	6.3%	5.2%	1.1%	1.6%
Resale and UNEP lines(2)	116,978	125,229	141,720	159,580	169,595
(Decrease) from previous quarter	(6.6)%	(11.6)%	(11.2)%	(5.9)%	(1.0)%
Total	367,220	366,349	368,467	375,116	382,718
Wholesale lines in service(3)	62,606	61,272	65,067	72,220	61,801
Increase (decrease) from previous quarter	2.2%	(5.8)%	(9.9)%	16.9%	(8.7)%

Total business lines in service (4)	429,826	427,621	433,534	447,336	444,519

Lines in service/sold percentage
Integrated communications services	97%	98%	98%	96%	96%
Wholesale services(3)	98%	99%	99%	94%	83%

Number of employees	1,912	2,005	1,963	1,908	2,037

(1)	Facilities-based service offering in which ITC^DeltaCom provides local transport through its owned and operated switching facilities.
(2)	Resale service offering in which ITC^DeltaCom provides local service through a leased switch port and loop from the local operating company.
(3)	Represents primary rate interface circuits provided as part of ITC^DeltaCom’s local interconnection services for Internet service providers.
(4)	Reported net of lines disconnected or canceled. Excludes lines in connection withITC^DeltaCom’s residential Unbundled Network Element-Platform, or UNE-P, offering.

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights

(In thousands)

	December 31,
Balance Sheet Data (at period end):	2005	2004
Cash and cash equivalents (unrestricted)	$69,360	$16,599
Working capital (deficit)	44,806	(5,155)
Total assets	456,758	463,973
Long-term liabilities	322,272	292,445
Convertible redeemable preferred stock	68,473	61,633
Stockholders’ equity (deficit)	(31,654)	3,643
Total liabilities and stockholders’ equity	456,758	463,973

	Year Ended December 31,
Other Financial Data:	2005	2004
Capital expenditures	$28,325	$49,509
Cash flows provided by operating activities	28,449	28,816
Cash flows used in investing activities	6,423	60,856
Cash flows (used in) provided by financing activities	30,735	(1,460)
EBITDA(1)(2)	41,789	(139,241)

(1)      EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. For information about management’s reasons for providing data with respect to EBITDA and the limitations associated with the use of EBITDA, and for a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “EBITDA Reconciliation.”

	Year Ended December 31,
	2005	2004
(2) For 2005 and 2004, EBITDA included the following:
Asset impairment loss	$13,373	$203,971
Executive severance	4,100	—
Special consulting fees for restructuring operations	3,124	—
Restructuring charges	209	1,514
Merger related expenses	135	4,828
Debt issuance cost write-off	3,948	—
Debt offering expense	—	1,500
Loss on fixed asset disposals	1,460	—
Stock based compensation	2,168	1,771
Hurricane Katrina impact	1,594	—

	$30,111	$213,584

ITC^DELTACOM, INC.

EBITDA RECONCILIATION

(In thousands)

EBITDA represents net income (loss) before interest, taxes, depreciation and amortization. EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States. The following table presents EBITDA amounts for the years ended December 31, 2004 and 2005. The table also sets forth for these periods a quantitative reconciliation of the differences between EBITDA and net loss, as net loss is calculated in accordance with generally accepted accounting principles:

	Year Ended December 31,
	2005	2004
	(in thousands)
Net loss	$(50,849)	$(247,228)
Add back non-EBITDA items included in net loss:
Depreciation and amortization	53,187	87,108
Interest expense, net of interest income	39,451	20,879

EBITDA	$41,789	$(139,241)

ITC^DeltaCom has included data with respect to EBITDA because its management evaluates and projects the performance of ITC^DeltaCom’s business using several measures, including EBITDA. Management considers EBITDA to be an important supplemental indicator of its operating performance, particularly as compared to the operating performance of its competitors, because this measure eliminates many differences among companies in financial, capitalization and tax structures, capital investment cycles and ages of related assets, as well as some recurring non-cash and non-operating supplemental information to investors regarding its operating performance and facilitates comparisons by investors between the operating performance of ITC^DeltaCom and the operating performance of ITC^DeltaCom’s competitors. ITC^DeltaCom’s management believes that consideration of EBITDA should be supplemental, because EBITDA has limitations as an analytical financial measure. These limitations include the following:

•	EBITDA does not reflect ITC^DeltaCom’s cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on ITC^DeltaCom’s indebtedness;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•	EBITDA does not reflect the effect of earnings or charges resulting from matters ITC^DeltaCom’s management considers not to be indicative of its ongoing operations; and

•	not all of the companies in ITC^DeltaCom’s industry may calculate EBITDA in the same manner in which it calculates EBITDA, which limits its usefulness as a comparative measure.

ITC^DeltaCom’s management compensates for these limitations by relying primarily on its results under generally accepted accounting principles to evaluate its operating performance and by considering independently the economic effects of the foregoing items that are not reflected in EBITDA. As a result of these limitations, EBITDA should not be considered as an alternative to net income (loss), as calculated in accordance with generally accepted accounting principles, as a measure of operating performance, nor should it be considered as an alternative to cash flows, as calculated in accordance with generally accepted accounting principles, as a measure of liquidity.